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                                                                   Exhibit 10.87



                                                  As of March 15, 2001



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York  10036

          Re: TWENTY-SECOND AMENDMENT TO FINANCING AGREEMENTS (THIS "AMENDMENT")
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Ladies and Gentlemen:

         Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Company L.P. ("Borrower") dated as of June 16, 1992, as amended (the "Accounts Agreement"), the Covenant Supplement to Accounts Financing Agreement [Security Agreement between Congress and Borrower, dated June 16, 1992, as amended (the "Covenant Supplement"), the letter re Inventory Loans, dated December 31, 1994 by and between Congress and Borrower, as amended (the "Inventory Loan Letter"), the Inventory and Equipment Security Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended (the "Inventory and Equipment Agreement"), the Trade Financing Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended (the "Trade Financing Agreement Supplement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreements.

         Borrower has requested certain modifications to the Financing Agreements and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

         In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

         1. DEFINITIONS. Section 1 of the Covenant Supplement is hereby amended to include the following additional definitions:

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                  "CORPORATION" shall mean I.C. Isaacs & Company, Inc., a
                  Delaware corporation and its successors and assigns.

                  "LICENSE CREDITOR" shall mean Ambra Inc., a Delaware corporation and its successors and assigns.

                  "LICENSE NOTE" shall mean the Subordinated Secured Promissory Note, dated as of March 15, 2001, in the original principal amount of $7,200,000 issued by Borrower in favor of License Creditor.

                  "LICENSE NOTE AGREEMENTS" shall mean, collectively, (a) the License Note, (b) the Security Agreement, dated as of March 15, 2001 by Borrower in favor of License Creditor, (c) the License Rights Termination Agreement, and (d) all agreements, documents and instruments at any time executed and/or delivered by Borrower or any other person to, with or in favor of License Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  "LICENSE RIGHTS TERMINATION AGREEMENT" shall mean the License Rights Termination Agreement, dated as of March 15, 2001 by and among, Borrower, License Creditor, Hugo Boss AG, and the Corporation.

                  "OBLIGOR" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

                  "PREFERRED NOTE HOLDER" shall mean Ambra Inc., a Delaware corporation and its successors and assigns.

                  "PREFERRED STOCK NOTE" shall mean the Subordinated Secured Promissory Note, to be issued by the Corporation, in an original principal amount not to exceed $3,300,000 in favor of Preferred Note Holder, such Note to be in form and substance identical to the form of such note annexed to the License Rights Termination Agreement as Annex 1 to Replacement Exhibit A attached to the License Rights Termination Agreement as Exhibit C-2 .

                  "PREFERRED STOCK NOTE AGREEMENTS" shall mean, collectively,
                  (a) the Preferred Stock Note, (b) the Security Agreement, to be entered
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                  into by Borrower in favor of Preferred Note Holder in
                  accordance with the terms of the License Rights Termination Agreement, and (c) all agreements, documents and instruments at any time executed and/or delivered by Borrower or any other person to, with or in favor of Preferred Note Holder in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         2. SPECIAL AVAILABILITY RESERVE. Section 3.3 of the Covenant Supplement is hereby amended by adding the following to the end of that Section:

                  "Without limiting any other rights or remedies of Congress under this Section 3.3 and elsewhere in this Agreement or any of the other Financing Agreements with respect to the establishment of reserves or otherwise, Congress shall as of March 15, 2001 establish a special reserve reducing the amount of loans and letter of credit accommodations otherwise available to Borrower in an amount equal to $1,000,000 (the "Special Availability Reserve"). The term "reserve" as used herein shall include, without limitation, the Special Availability Reserve.

         3. LIENS. Section 4.4 of the Covenant Supplement is hereby amended to include the following additional subsections:

                  "(x) the liens or security interests in favor of License Creditor to secure the Indebtedness of Borrower to License Creditor permitted under Section 4.5 (x) of this Covenant Supplement PROVIDED, THAT, such security interests and liens are and shall be junior and subordinate to the security interests and liens of Congress on terms and conditions acceptable to Congress; and

                  (y) the liens or security interests in favor of Preferred Note Holder to secure the Indebtedness of Borrower to Preferred Note Holder permitted under Section 4.5 (y) of this Covenant Supplement PROVIDED, THAT, such security interests and liens are and shall be junior and subordinate to the security interests and liens of Congress on terms and conditions acceptable to Congress."

         4. INDEBTEDNESS. Section 4.5 of the Covenant Supplement is hereby amended to include the following additional subsections:

                  "(x) the Indebtedness of Borrower to License Creditor arising pursuant to License Note Agreements, PROVIDED, THAT:


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                           (i) the principal amount of such Indebtedness shall
                           not exceed in the aggregate $7,200,000, less the aggregate amount of all repayments or repurchases, whether optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in the License Note Agreements as in effect on the date hereof,

                           (ii) the principal amount of such Indebtedness outstanding as of the date hereof is evidenced by the License Note,

                           (iii) Congress shall have received true, correct and complete copies of the License Note Agreements and all other agreements, documents and instruments executed by Borrower or any Obligor with, to or in favor of License Creditor in connection therewith,

                           (iv) Borrower shall not, directly or indirectly, make, or be required to make, any payments of principal or interest in respect of such Indebtedness, EXCEPT, THAT, Borrower may make regularly scheduled payments of principal and interest in respect of the Indebtedness evidenced by the License Note, PROVIDED, THAT, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

                           (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the License Note Agreements, EXCEPT THAT Borrower may, after prior written notice to Congress, amend, modify, alter or change the terms thereof so as to
                           (1) extend the maturity thereof or defer the timing of any payments in respect thereof, or (2) to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or (3) to reduce the interest rate or any fees in connection therewith, or to release any liens or security interests in any assets
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                           and properties of Borrower with respect thereto, or
                           (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as permitted in clause (iv) immediately above, and

                           (vi) Borrower shall furnish to Congress all material notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, concurrently with the sending thereof, as the case may be."

                  "(x) the Indebtedness of Borrower to Preferred Note Holder arising pursuant to Preferred Stock Note Agreements, PROVIDED,
                  THAT:

                           (i) the principal amount of such Indebtedness shall not exceed in the aggregate $3,300,000, less the aggregate amount of all repayments or repurchases, whether optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in the form of Preferred Stock Note Agreements as in effect on the date hereof,

                           (ii) such Indebtedness is not created prior to January 1, 2003,

                           (iii) Congress shall have received true, correct and complete copies of the Preferred Stock Note Agreements and all other agreements, documents and instruments executed by Borrower or any Obligor with, to or in favor of Preferred Note Holder in connection therewith,

                           (iv) Borrower shall not, directly or indirectly, make, or be required to make, any payments of principal or interest in respect of such Indebtedness, EXCEPT, THAT, Borrower may make regularly scheduled payments of principal and interest in respect of the Indebtedness evidenced by the Preferred Stock Note, PROVIDED, THAT, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

                           (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the Preferred Stock Note Agreements, as in effect on the date hereof, EXCEPT that Borrower may, after prior written notice to Congress, amend, modify, alter or change the terms thereof so as to (1) extend the maturity thereof or defer the timing of any payments in respect thereof, or (2) to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or (3) to reduce the interest rate or any fees in connection therewith, or to release any liens or security interests in any assets and properties of Borrower with respect thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as permitted in clause (iv) immediately above, and

                           (vi) Borrower shall furnish to Congress all material notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, concurrently with the sending thereof, as the case may be."

         5. LOANS, INVESTMENTS, GUARANTIES. Section 4.7 of the Covenant Supplement is hereby amended to include the following additional subsection:

                  "(f) Borrower's pledge of its assets to secure the Corporation's obligations under the Preferred Stock Note."

         6. COLLATERAL. (a) Borrower hereby confirms the grant of the continuing security interest in and lien in favor of Congress granted by Borrower pursuant to Section 4.1 of the Accounts Agreement and Section 1 of the Inventory and Equipment Security Agreement in all Collateral (as such term is defined in the Accounts Agreement) and in addition to and not in limitation thereof, Borrower hereby grants a security interest in favor of Congress to secure the Obligations (as such term is defined in the Accounts Agreement) in all of Debtor's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located of the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located.

         (b) In furtherance of the terms of Section 6(a) above, Borrower hereby confirms and agrees that the asterisk (*) in Section 1.1 of the Inventory and Equipment Security Agreement and corresponding language set forth in the Rider thereto are hereby deleted in their entirety.

         7. RENEWAL DATE; EARLY TERMINATION FEE. (a) The term "Renewal Date" as defined in Section 9.1 of the Accounts Agreement is hereby amended, effective as of the date hereof, to mean, December 31, 2002.

         (b) Section 9.2 * of the Rider to the Accounts Agreement is hereby amended in its entirety to read as follows:

                  "(a) two (2%) of the Maximum Credit if such termination occurs from March 15, 2001 to and including March 31, 2002; or

                  (b) one (1%) of the Maximum Credit if such termination occurs from April 1, 2002 to and including December 30, 2002 or if the term of this Agreement is extended for any year as provided above, then at any time prior to the end of the then current term."

         8. NET WORTH COVENANT. (a) Subject to the terms and conditions contained herein, Congress hereby waives the Event of Default that has occurred arising under Section 4.13 of the Covenant Supplement as a result of any failure of Borrower to maintain Net Worth in the amount required thereunder during the month of December, 2000.

                  (b) Congress has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described above or otherwise, other than the Event of Default described in Section 8(a) hereof. Congress reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default that may have occurred before the date hereof, or are continuing on the date hereof, or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise, including any Event of Default pursuant to the failure of Borrower to comply with Section 4.13 of Covenant Supplement at any time after December 31, 2000.

                  (c) Effective as of January 1, 2001, Section 4.13 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

                  "4.13 NET WORTH. Borrower shall at all times maintain Net Worth of not less than $12,000,000."

         9. WORKING CAPITAL COVENANT. (a) Subject to the terms and conditions contained herein, Congress hereby waives the Event of Default that has occurred arising under Section 4.14 of the Covenant Supplement as a result of any failure of Borrower to maintain Working Capital in the amount required thereunder during the month of December, 2000.

                  (b) Congress has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described above or otherwise, other than the Event of Default described in Section 9(a) hereof. Congress reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default that may have occurred before the date hereof, or are continuing on the date hereof, or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise, including any Event of Default pursuant to the failure of Borrower to comply with Section 4.14 of Covenant Supplement at any time after December 31, 2000.

                  (c) Effective as of January 1, 2001, Section 4.14 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

                  "4.14 WORKING CAPITAL. Borrower, will at all times, maintain a Working Capital of not less than $17,500,000."

         10. EVENTS OF DEFAULT. The following additional clause (h) is hereby added to Section 8.1 of the Accounts Agreement:

                  "(h) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Congress, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Congress, which default continues for more than the applicable cure period, if any, with respect thereto, including, without limitation, any default or Event of Default under the License Note Agreements or the Preferred Stock Note Agreements."

         11. INVENTORY LOAN LETTER DEFINITIONS. The following definitions are hereby added to the Inventory Loan Letter:

                  "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

                  "Eligible Domestic Inventory" shall mean Inventory of Borrower which is otherwise Eligible Inventory and which is not Imported Inventory. Eligible Domestic Inventory shall include all Inventory of Borrower manufactured in Mexico which is otherwise Eligible Inventory.

                  "Eligible Imported Inventory" shall mean Inventory of Borrower which is otherwise Eligible Inventory and consists of finished goods inventory imported by Borrower from outside the United States or which are covered by letters of credit or guaranties issued or indemnified by you; provided, that, Eligible Imported Inventory shall not include inventory purchased in the United States from United States vendors which is not covered by a letter of credit or guaranty issued or indemnified by you."

                  "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on an orderly value basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 2.6 of the Supplement, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.

                  "Seasonal Period" shall mean for each calendar year, the period commencing June 1st and ending October 31st of the same calendar year.

         12. ELIGIBLE INVENTORY. Section 1. of the Inventory Loan Letter is deleted in its entirety and replaced with the following:

                  "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) raw materials; (c) components which are not part of finished goods; (d) spare parts for equipment; (e) packaging and shipping materials; (f) supplies used or consumed in Borrower's business; (g) Inventory at premises other than those owned and controlled by Borrower, EXCEPT any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America which are not owned and operated by Borrower may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, and (ii) as to locations owned and operated by a third person, if Lender shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator and, in addition, if required by Lender: (A) UCC-1 financing statements between the owner and operator, as consignee or bailee and Borrower, as consignor or bailor, in form and substance satisfactory to Lender, which are duly assigned to Lender and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Lender; (h) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (i) bill and hold goods; (j) unserviceable, obsolete or slow moving Inventory;
                  (k) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (l) returned, damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n) all Inventory bearing the trademark "BOSS", and (o) Inventory which, in the ordinary course of business is not sold during the current season. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         13. INVENTORY LOANS. Section 2. of the Inventory Loan Letter is deleted in its entirety and replaced with the following:

                  "In addition to loans which may be made by you to us, pursuant to Section 2 of the Accounts Agreement, you shall, in your sole discretion, make loans to us from time to time, at our request, of up to the following percentages of Value of the following categories of Eligible Inventory (the "Inventory Borrowing Base") or such greater or lesser percentages thereof as you shall, in your sole discretion, determine from time to time:

                   the sum of:

                           (a) fifty (50%) percent of the Value of Eligible Imported Inventory; and

                           (b) the lesser of (i) the lesser of (A) forty (40%) percent of the Value of Eligible Domestic Inventory and (B) seventy (70%) percent of the Net Recovery Percentage with respect to Eligible Domestic Inventory multiplied by the Value of such Eligible Domestic Inventory and (ii) $1,000,000; PROVIDED, THAT, Eligible Domestic Inventory shall only be included in the calculation of the Inventory Borrowing Base during the Seasonal Period."

         14. INVENTORY SUBLIMIT. Section 3. of the Inventory Loan Letter is deleted in its entirety and replaced with the following:

                  "Except in your sole discretion, the outstanding principal amount of loans by you to us hereunder shall not exceed, at any time the lower of (a) the Inventory Borrowing Base or (b) $5,000,000, except that during the Seasonal Period the limit shall be increased to $6,000,000.

         15. INVENTORY APPRAISALS. Section 2.6 of the Inventory and Equipment Agreement is hereby amended to add the following at the end of such Section:

                  "Upon Lender's request, Borrower shall, at its expense, at least twice in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely."

         16. LETTER OF CREDIT SUBLIMIT. Section 1.5 of the Trade Financing Agreement Supplement is deleted in its entirety and replaced with the following:

                  "Except in your sole discretion, the amount of all Credits and all other commitments and obligations made or incurred by you for our account in connection therewith shall not exceed (a) $6,000,000, for the period commencing May 1 through and including September 30th of the same calendar year, and (c) $4,000,000 at all other times of each calendar year."

         17. AMENDMENT FEE. In consideration of the foregoing, Borrower agrees to pay Congress a fee for entering into this Amendment in the amount of $150,000, which shall be fully earned on the date hereof; $75,000 of which shall be due and payable on the date of execution hereof and $75,000 of which shall be due and payable on September 1, 2001. Such fee may be charged by Congress to any loan account of Borrower maintained by Congress under the Financing Agreements.

         18. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Congress pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) This Amendment and each other agreement or instrument to be executed and delivered by Borrower hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrower which is a party hereto and thereto and, if necessary, the limited partners of Borrower and/or the stockholders of the General Partner of Borrower, and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein and therein constitute legal, valid and binding obligations of Borrower enforceable against them in accordance with their terms.

                  (b) All of the representations and warranties set forth in the Accounts Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

                  (c) As of the date hereof, and after giving effect to the provisions of this Amendment and the License Note Agreements, no Event of Default, and no condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing.

         19. CONDITIONS PRECEDENT. The effectiveness of the amendments to the Financing Agreements provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress:

         (a) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default, after giving effect to the waivers and amendments set forth herein; and

         (b) Congress shall have received, in form and substance satisfactory to Congress, an intercreditor agreement by and between License Creditor and Congress, as acknowledged and agreed to by Borrower, providing for, among other things, the subordination of the security interests in and liens upon the assets of Borrower in favor of License Creditor to the security interests and liens of Congress, and related matters, duly authorized, executed and delivered by License Creditor and Borrower;

         (c) Congress shall have received the amendment fee as set forth in
Section 17 hereof;

         (d) Congress shall have received in form and substance satisfactory to Congress, UCC-3 Amendments, duly executed by Borrower evidencing the additional grant of collateral described in Section 5 hereof; and

         (e) Congress shall have received, in form and substance satisfactory to Congress, an original of this Amendment, duly authorized, executed and delivered by Borrower.

         20. CONSENT. The Consent set forth as Exhibit A hereto shall only be effective upon the satisfaction of each of the conditions precedent set forth in
Section 19 hereof.

         21. EFFECT OF THIS AMENDMENT. Except as expressly provided herein, no other waivers, consents or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         22. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

         23. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).






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



         24. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.


                                Very truly yours,

                                I.C. ISAACS & COMPANY L.P.

                                By: I.C. Isaacs & Company, Inc., general partner

                                By: /S/ ROBERT J. ARNOT
                                    --------------------------------------------
                                    Title: Chairman and Chief Executive Officer




Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By: /S/ THOMAS A. MARTIN
    -----------------------------------

Title: Assistant Vice President